Exhibit 99.1

ADT Inc. Announces Closing of First-Priority Notes

BOCA RATON, FL, April 4, 2019 – ADT Inc. (NYSE: ADT) (the “Company” or “ADT”), a leading provider of monitored security and interactive home and business automation solutions in the United States and Canada, announced today that Prime Security Services Borrower, LLC, a Delaware limited liability company (the “Issuer”), and Prime Finance Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), its indirect wholly owned subsidiaries, have completed their previously announced offerings (the “Offerings”) of (i) $750.0 million aggregate principal amount of 5.250% first-priority senior secured notes due 2024 (the “2024 Notes”) and (ii) $750.0 million aggregate principal amount of 5.750% first-priority senior secured notes due 2026 (the “2026 Notes” and together with the 2024 Notes, the “Notes”). The Notes are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The gross proceeds from the Offerings were $1,500.0 million and were used today, along with cash on hand and borrowing under Issuer’s revolving credit facility, to (i) repurchase $1,000.0 million outstanding aggregate principal amount of the Issuers’ 9.250% Second-Priority Senior Secured Notes due 2023 that were tendered prior to the early tender time of 5:00p.m., New York City time, on March 29, 2019, pursuant to the Issuers’ previously announced tender offer, (ii) repay $500.0 million of outstanding term loans under the Issuer’s existing credit agreement and (iii) pay fees and expenses associated with the foregoing, including the early tender payment and accrued and unpaid interest on the repurchased Notes.

The Notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About ADT

ADT is a leading provider of security and automation solutions in the United States and Canada, protecting homes and businesses, people on-the-go and digital networks. Making security more accessible than ever before, and backed by 24/7 customer support, ADT is committed to providing superior customer service with a focus on speed and quality of responsiveness, helping customers feel safer and empowered. ADT is headquartered in Boca Raton, Florida and employs approximately 19,000 people throughout North America.

Forward-Looking Statements

ADT has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Investor Relations:
Jason Smith
investorrelations@adt.com

Media Relations
Mónica Talán
mtalan@adt.com